Exhibit 99.1

ITW Reports First Quarter 2020 Results

•	GAAP EPS of $1.77, a decrease of 2%

•	Operating margin of 23.6%

•	Free cash flow was 98% of net income

•
Strong financial position and balance sheet with $1.4 billion of cash on hand, essentially no short-term debt, and a revolving credit facility in place that could provide additional liquidity of $2.5 billion

•	Due to uncertainties regarding the duration and severity of the COVID-19 pandemic, ITW is suspending previously announced annual guidance for 2020

GLENVIEW, IL., May 5, 2020 - Illinois Tool Works Inc. (NYSE: ITW) today reported its first quarter 2020 results with GAAP earnings per share (EPS) of $1.77 compared to $1.81 in the prior year period. First-quarter revenue of $3.2 billion declined 9.1 percent with organic revenue down 6.6 percent. Foreign currency translation and divestitures reduced revenues by 1.5 percent and 1.0 percent, respectively. Operating margin was flat at 23.6 percent as Enterprise Initiatives contributed 120 basis points. Free cash flow was $554 million with a 98 percent conversion rate and after-tax return on invested capital was 27.0 percent.

ITW’s differentiated financial position includes a strong balance sheet, with approximately $1.4 billion in cash and cash equivalents on hand, essentially no short-term debt, and a revolving credit facility in place that could provide additional liquidity of up to $2.5 billion, if needed.

“While things are far from normal for any of us or our businesses at present, I am inspired and heartened by the teamwork, flexibility, ingenuity, and selflessness demonstrated by the ITW team in adapting to the very unusual and challenging circumstances brought about by the pandemic,” said E. Scott Santi, chairman and chief executive officer. “Our ITW colleagues everywhere are going the extra mile to protect the health and support the well-being of each other and to continue to serve our customers with excellence. Around the world, many ITW manufacturing locations have been designated as essential, signifying the vital role the company plays in supporting customers and industries that are critical to the economic health of the markets and communities we serve.”

“It remains highly uncertain as to how long this global pandemic and related economic challenges will last or how quickly our customers and end markets will recover. However, I am confident that the strength and resilience of ITW’s powerful Business Model, our diversified, high-quality business portfolio, and our people put us in a position of strength to deal with whatever lies ahead. ITW will rise to the challenge, as we always have over the course of our 108-year history. Our strong financial position gives us the latitude to make strategic choices now to prepare for a range of recovery scenarios, and to come out the other side well-positioned to continue on our path to ITW’s full-potential performance.”

2020 Guidance
Due to the uncertainties regarding the duration and severity of the coronavirus (COVID-19) pandemic, ITW is suspending its previously announced annual guidance for 2020.

Non-GAAP Measures
This earnings release contains certain non-GAAP financial measures. A reconciliation of these measures to the most directly comparable GAAP measures is included in the attached supplemental reconciliation schedule.

Forward-looking Statement
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding the potential effects of the COVID-19 pandemic on the Company’s business, the anticipated duration of the Company’s COVID-19 containment and recovery phases, the Company’s financial scenario planning and estimates, expected access to liquidity sources, expected capital allocation, diluted earnings per share, foreign exchange rates, total and organic revenue, operating margin, economic and regulatory conditions in various geographic regions, expected dividend payments, price/cost impact, restructuring expenses, free cash flow, effective tax rate, after-tax return on invested capital, timing and amount of share repurchases, potential acquisitions and dispositions and related impact on financial results, and plans regarding the issuance of guidance. These statements are subject to certain risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from those anticipated. Such factors include those contained in ITW's Form 10-K for 2019, the Form 8-K filed on May 5, 2020 and subsequent reports filed with the SEC.

About Illinois Tool Works
ITW (NYSE: ITW) is a Fortune 200 global multi-industrial manufacturing leader with revenues totaling $14.1 billion in 2019. The company’s seven industry-leading segments leverage the unique ITW Business Model to drive solid growth with best-in-class margins and returns in markets where highly innovative, customer-focused solutions are required. ITW’s approximately 45,000 dedicated colleagues around the world thrive in the company’s decentralized and entrepreneurial culture. www.itw.com

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended
	March 31,
In millions except per share amounts	2020	2019
Operating Revenue	$3,228	$3,552
Cost of revenue	1,871	2,059
Selling, administrative, and research and development expenses	560	611
Amortization and impairment of intangible assets	36	43
Operating Income	761	839
Interest expense	(51)	(63)
Other income (expense)	25	14
Income Before Taxes	735	790
Income Taxes	169	193
Net Income	$566	$597

Net Income Per Share:
Basic	$1.78	$1.82
Diluted	$1.77	$1.81

Cash Dividends Per Share:
Paid	$1.07	$1.00
Declared	$1.07	$1.00

Shares of Common Stock Outstanding During the Period:
Average	318.3	327.3
Average assuming dilution	319.7	329.6

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION (UNAUDITED)

In millions	March 31, 2020	December 31, 2019
Assets
Current Assets:
Cash and equivalents	$1,430	$1,981
Trade receivables	2,424	2,461
Inventories	1,185	1,164
Prepaid expenses and other current assets	244	296
Assets held for sale	223	351
Total current assets	5,506	6,253

Net plant and equipment	1,704	1,729
Goodwill	4,401	4,492
Intangible assets	836	851
Deferred income taxes	473	516
Other assets	1,229	1,227
	$14,149	$15,068

Liabilities and Stockholders' Equity
Current Liabilities:
Short-term debt	$4	$4
Accounts payable	488	472
Accrued expenses	1,105	1,217
Cash dividends payable	338	342
Income taxes payable	55	48
Liabilities held for sale	42	71
Total current liabilities	2,032	2,154

Noncurrent Liabilities:
Long-term debt	7,690	7,754
Deferred income taxes	695	668
Noncurrent income taxes payable	462	462
Other liabilities	986	1,000
Total noncurrent liabilities	9,833	9,884

Stockholders’ Equity:
Common stock	6	6
Additional paid-in-capital	1,309	1,304
Retained earnings	22,631	22,403
Common stock held in treasury	(19,680)	(18,982)
Accumulated other comprehensive income (loss)	(1,983)	(1,705)
Noncontrolling interest	1	4
Total stockholders’ equity	2,284	3,030
	$14,149	$15,068

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Three Months Ended March 31, 2020
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$696	$145	20.9%
Food Equipment	483	117	24.3%
Test & Measurement and Electronics	485	121	25.1%
Welding	372	109	29.1%
Polymers & Fluids	393	93	23.6%
Construction Products	390	91	23.4%
Specialty Products	414	109	26.3%
Intersegment	(5)	—	—%
Total Segments	3,228	785	24.3%
Unallocated	—	(24)	—%
Total Company	$3,228	$761	23.6%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Q1 2020 vs. Q1 2019 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	(12.0)%	(5.6)%	(3.3)%	(9.0)%	(3.2)%	0.1%	(8.7)%	(6.6)%
Acquisitions/ Divestitures	—%	—%	(3.1)%	(3.4)%	—%	—%	(1.2)%	(1.0)%
Translation	(1.7)%	(1.2)%	(1.1)%	(0.4)%	(2.3)%	(2.7)%	(1.0)%	(1.5)%
Operating Revenue	(13.7)%	(6.8)%	(7.5)%	(12.8)%	(5.5)%	(2.6)%	(10.9)%	(9.1)%

Q1 2020 vs. Q1 2019 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	(240) bps	(130) bps	(100) bps	(160) bps	(80) bps	10 bps	(180) bps	(150) bps
Changes in Variable Margin & OH Costs	70 bps	10 bps	120 bps	130 bps	260 bps	30 bps	30 bps	40 bps
Total Organic	(170) bps	(120) bps	20 bps	(30) bps	180 bps	40 bps	(150) bps	(110) bps
Acquisitions/Divestitures	—	—	60 bps	80 bps	—	—	70 bps	20 bps
Restructuring/Other	200 bps	60 bps	20 bps	50 bps	50 bps	130 bps	60 bps	90 bps
Total Operating Margin Change	30 bps	(60) bps	100 bps	100 bps	230 bps	170 bps	(20) bps	—

Total Operating Margin % *	20.9%	24.3%	25.1%	29.1%	23.6%	23.4%	26.3%	23.6%

*Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	60 bps	70 bps	170 bps	20 bps	360 bps	30 bps	90 bps	110 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.09) on GAAP earnings per share for the first quarter of 2020.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

	Three Months Ended
	March 31,
Dollars in millions	2020	2019
Operating income	$761	$839
Tax rate	23.0%	24.4%
Income taxes	(175)	(205)
Operating income after taxes	$586	$634

Invested capital:
Trade receivables	$2,424	$2,715
Inventories	1,185	1,346
Net assets held for sale	181	—
Net plant and equipment	1,704	1,765
Goodwill and intangible assets	5,237	5,665
Accounts payable and accrued expenses	(1,593)	(1,796)
Other, net	(590)	(509)
Total invested capital	$8,548	$9,186

Average invested capital	$8,677	$9,160
Return on average invested capital	27.0%	27.7%

FREE CASH FLOW (UNAUDITED)

	Three Months Ended
	March 31,
Dollars in millions	2020	2019
Net cash provided by operating activities	$614	$616
Less: Additions to plant and equipment	(60)	(77)
Free cash flow	$554	$539

Net income	$566	$597
Free cash flow to net income conversion rate	98%	90%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

NET DEBT TO EBITDA (UNAUDITED)

Twelve Months Ended
Dollars in millions	March 31, 2020
Total debt	$7,694
Less: Cash and equivalents	(1,430)
Net debt	$6,264

Net income	$2,490
Add:
Interest expense	209
Other income	(118)
Income taxes	743
Depreciation	268
Amortization and impairment of intangible assets	152
EBITDA	$3,744

Net debt to EBITDA ratio	1.7